Exhibit 10.5

Medical Device Procurement Contract

Party A (Supplier): Nanchang Mingnuo Technology Co., Ltd.

Party B (Purchaser): Jiangxi Shenni Medical Device Co., Ltd.

In light of the market laws and the principle of mutual benefit, Party A and Party B have, after friendly consultations, reached the following agreement regarding the procurement of medical devices by Party B from Party A:

Article 1 Procurement of Products

1.1 The Purchaser shall procure the following medical devices from the Supplier:

(1) Product Name: As specified in the order (or delivery note acting as a contract)

(2) Model and Specifications: As specified in the order (or delivery note acting as a contract)

(3) Quantity: As specified in the order (or delivery note acting as a contract)

1.2 The Supplier shall ensure that the medical devices provided fully comply with the laws and regulations of the People’s Republic of China, and the product quality shall meet the national or industry standards.

1.3 The Purchaser shall procure medical devices according to the requirements, types, models, and quantities specified in the agreement order (or delivery note acting as a contract).

1.4 Once the product model specifications and prices stipulated in this contract are confirmed, the Purchaser shall not make any changes.

Article 2 Product Price

2.1 The Purchaser shall pay the contract payment to the Supplier according to the agreed price in the contract.

2.2 The Purchaser shall pay the payment to the Supplier within the time limit specified in the procurement contract.

Article 3 Product Delivery

3.1 The Supplier shall deliver the products according to the requirements of the agreement order (or delivery note (acting as a contract)), at the agreed time or a time agreed upon by the Supplier.

3.2 The specific delivery time and location shall be agreed upon in the agreement order (or delivery note acting as a contract).

3.3 The Supplier shall deliver the products in accordance with the relevant national regulations.

3.4 After receiving the products, the Purchaser shall inspect the goods according to the agreement order (or delivery note acting as a contract), and confirm whether the quantity, model, specifications, and quality are consistent.

Article 4 Quality Assurance of Products

4.1 Medical devices shall comply with the national quality inspection regulations.

4.2 If the Purchaser finds any quality issues with the products, they shall promptly raise objections and select a relevant testing institution for identification. After consultation, both parties shall handle the matter according to the agreed method.

4.3 This procurement contract does not affect the warranty, maintenance, after-sales service, and other issues of the products. The Supplier shall be responsible for the products supplied and provide relevant after-sales services.

Article 5 Liability for Breach of Contract

5.1 The party that fails to deliver the goods as agreed in the procurement contract shall pay a penalty to the other party. The penalty shall be calculated at 2% of the payment amount. In addition, both parties shall bear the compensation liability for violations and illegal acts in accordance with relevant laws and regulations.

5.2 Neither party shall bear liability for breach of contract if the contract cannot be performed due to force majeure.

5.3 If the product quantity is incorrect or there are quality issues due to the Purchaser’s reasons or objective circumstances, the Purchaser shall bear all the consequences and losses arising therefrom.

Article 6 Legal Effectiveness

6.1 The procurement contract shall comply with the laws and regulations of China. In case of any disputes arising during the performance of the contract, they shall be resolved in accordance with the relevant laws of the People’s Republic of China, through negotiation, mediation, or arbitration.

6.2 If any term of the procurement contract contradicts the mandatory provisions of Chinese laws and regulations, the mandatory provisions shall prevail and shall not be bound by the terms of the procurement contract.

Article 7 Interpretation of the Contract

In case of any ambiguities in this contract or amendments to subsequent terms, the opinions of both parties shall be negotiated and confirmed in oral or written form. Such confirmation shall be an integral part of this contract and shall have equal legal force with this contract.

Article 8 Effectiveness of the Contract

Both parties to the procurement contract understand that once the contract takes effect, all the provisions of this contract shall have legal force on both parties. Unless written consent is obtained from the other party, no party shall terminate the contract midway due to its own judgment that the expenditure of funds is excessive. If it is necessary to terminate the contract, a written notice shall be given to the other party 15 days in advance. After both parties reach a consensus, this contract shall be terminated on its own. This contract is in duplicate, with one copy held by the Supplier and one by the Purchaser, and shall take effect from the date of signature.

Party A: Nanchang Mingnuo Technology Co., Ltd.	Party B: Jiangxi Shenni Medical Device Co., Ltd.

Address: No. 128 Sanjing Road, Donghu District, Nanchang City, Jiangxi Province	Address: Qiaonan Industrial Park, Yongfeng County, Ji’an City, Jiangxi Province

Legal Representative:	Legal Representative:

Date: June 16, 2023	Date: June 16, 2023

Attachment

List of Procurement Products

No.	Product Name	No.	Product Name
1	Distal Access Catheter	13	Detachable Coil Delivery System
2	Pre-shaped Microcatheter	14	Detachable Coil
3	Disposable Intracranial Thrombectomy Aspiration Catheter	15	Flow Diverter Stent
4	Flow Diverter Device	16	Carotid Stent (Single-Track)
5	Microcatheter	17	Pre-mounted Vascular Stent System
6	Neuro Guidewire	18	Hemostasis System
7	Thrombectomy Stent	19	Delivery Catheter System
8	Intracranial Stent System	20	Balloon Guiding Catheter
9	Intracranial Support Catheter	21	Guiding Catheter
10	Intracranial Support Catheter	22	Guidewire
11	Intracranial Thrombectomy Stent	23	Introducer Sheath
12	Intracranial Balloon Dilatation Catheter	24	PTA Balloon Catheter